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                                                                    Exhibit 3.46

                                     BYLAWS

                                       OF

                    METRO RADIOLOGY MANAGEMENT SERVICES, INC.

                                    ARTICLE I

OFFICES:

Section 1.            Principal Office:
                      The principal office of the Corporation shall be located at 1901 Hillandale Road, Durham, North Carolina.

Section 2.            Registered Office:

                      The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be identical with the principal office.

Section 3. Other Offices: The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require from time to time.

                                   ARTICLE II

SHAREHOLDERS MEETINGS:

Section 1.            Place of Meetings:

                      All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2.            Annual Meetings:

                      The annual meeting of the shareholders of the Corporation, for the purposes of electing directors and transacting such other business as may be properly brought before the meeting, shall be held on any day (except a Saturday, Sunday or legal holiday) as determined by the Board of Directors.

Section 3.            Substitute Annual Meetings:

                      If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.
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Section 4.            Special Meetings:

                      Special meetings of the shareholders may be called at any time by the President, Secretary, or Board of Directors of the Corporation, or by any shareholder, pursuant to the written request of the holders of not less than one-tenth of all shares entitled to vote at the meeting.

Section 5.            Notice of Meetings:

                      Written or printed notice stating the time and place of the meeting shall be delivered not less than ten days nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided that such notice must be given not less than twenty days before the date of any meeting at which a merger or consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of the shareholders of the Corporation, with postage thereon paid.

                      In the case of an annual or substitute annual meeting, the notice of the meeting need not specifically state the business to be transacted thereat, unless it is a matter other than elections of directors, on which the vote of shareholders is expressly required by the provisions of the laws of the State of North Carolina. In the case of a special meeting, the notice of the meeting shall specifically state the purpose or purposes for which the meeting is called.

                      When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

Section 6.            Voting Lists:

                      At least ten days before each meeting of shareholders, the secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meetings with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting and shall be subject to the inspection by any shareholders during the whole time of the meeting.

Section 7.            Quorum:

                      The holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a



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                      quorum is present, any business may be transacted which
                      might have been transacted at the original meeting.

                      The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.            Voting of Shares:

                      Subject to the provisions of Section 4 of Article III, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                      Except in the election of directors as governed by the provisions of Section 3 of Article III, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter unless the vote of a greater number is required by law or by the charter or bylaws of this Corporation.

                      Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary corporation or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

                      Voting on all matters, except the election of directors, shall be by voice vote or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 9.            Informal Action by Shareholders:

                      Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the Corporation to be kept in the corporate minute book.

Section 10.           Proxies:

                      Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or his duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven months from the date of its execution unless the person executing it specified therein the length of time for which it is to continue in force or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.

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                                   ARTICLE III

DIRECTORS:

Section 1.            General Powers:

                      The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committee as the Board of Directors may establish pursuant to these bylaws.

Section 2.            Number, Term, And Qualifications:

                      The Corporation shall have directors, and from time to time the number of directors shall be the number fixed or changed by action of the shareholders, but no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. Each director shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

Section 3.            Election of Directors:

                      Except as provided in Section 6 of this Article, the directors shall be elected at the annual meeting of shareholders; those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, the election of directors shall be by ballot.

Section 4.            Cumulative Voting:

                      Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal or by distributing such votes on the same principal among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, his intention so to vote cumulatively and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

Section 5.            Removal:

                      Any director may be removed from office at any time, with or without cause, by a vote of Shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire board is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted



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                      cumulatively at an annual election. If any directors are
                      so removed, new directors may be elected at the same meeting.

Section 6.            Vacancies:

                      A vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, even though less than a quorum, or by the sole remaining director; but a vacancy created by an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 7.            Chairman:

                      The President of the Corporation shall serve as Chairman of the Board of Directors. He shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 8.            Compensation:

                      The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

Section 9. Executive Committee: The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these bylaws, designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors in the management of the Corporation.

                                   ARTICLE IV

MEETINGS OF DIRECTORS:

Section 1.            Regular Meetings:

                      A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual or substitute annual meeting of shareholders.

                      In addition, the Board of Directors may provide by resolution the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

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Section 2.            Special Meetings:

                      Special meetings of the Board of Directors may be called by, or at the request of, the President or any two directors. Such meetings may be held either within or without the State of North Carolina.

                      The person or persons calling a special meeting of the Board of Directors shall, at least five days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Section 3.            Waiver of Notice:

                      Any director may waive notice of any meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express Purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.            Quorum:

                      A majority of the duly elected or appointed and qualified directors of the Corporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall attend.

Section 5.            Manner of Acting:

                      Except as otherwise provided in these bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                      The vote of a majority of the duly elected or appointed and qualified directors of the Corporation shall be required to adopt a resolution constituting the Executive Committee. The vote of a majority of the directors then holding office shall be required to adopt, amend, or repeal a bylaw, or to adopt a resolution dissolving the Corporation without resolution of the shareholders.

Section 6.            Informal Action By Directors:

                      Action taken by a majority of the directors without a meeting is, nevertheless, Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

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                                    ARTICLE V

OFFICERS:

Section 1.            Number:

                      The Corporation shall have a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the office of President and Secretary. However, no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, by the Articles of Incorporation, or the bylaws to be executed, acknowledged, or verified by two or more officers. If there is more than one Vice President, the Board of Directors may designate their seniority (such as First Vice President, Senior Vice President, etc.) and/or the particular department of the Corporation of which they shall have charge.

Section 2.            Election And Term:

                      The officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified, unless otherwise specified by the Board of Directors. The Board of Directors may fill any vacancy in any office occurring for whatever reason.

Section 3.            Removal:

                      Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.            Compensation:

                      The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5.            President:

                      The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the direction and control of the Board of Directors and the Executive Committee, if created, he shall have general charge and authority over the business of the Corporation. He shall make reports regarding the business and activities of the Corporation for the preceding fiscal year to the shareholders at each annual meeting. He shall sign with any other proper officer certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation except where required or permitted by law to be


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                      otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.            Vice President:

                      The Vice President, or if there is more than one, the Vice Presidents in order of their seniority by designation, (or if not designated, in the order of their seniority by election) shall perform the duties of the President in his absence or during his disability to act. The Vice Presidents shall have such other duties and powers as may be assigned to or vested in them by the Board of Directors, the Executive Committee or the President.

Section 7.            Secretary:

                      The Secretary shall keep accurate records of the acts and proceedings of all meetings of the shareholders and directors. He shall give all notices required by law and these bylaws. He shall have general charge of the corporate books and records of the Corporation and of the corporate seal. He shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep at the registered or principal office of the Corporation the record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature and, in general, shall perform all duties incident to the office of Secretary and such duties as may be assigned to him from time to time by the President, the Executive Committee, or the Board of Directors.

Section 8.            Treasurer:

                      The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors or the Executive Committee. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for each fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection for a period of ten years; and the Treasurer shall mail or deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President, the Board of Directors, or the Executive Committee.

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Section 9.            Assistant Secretaries And Treasurers:

                      The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer respectively, perform the duties and exercise the powers of those offices and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer respectively, or by the President, the Board of Directors, or the Executive Committee.

Section 10.           Bonds:

                      The Board of Directors may, by resolution, require any or all officers, agents, and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

CONTRACTS LOANS, AND DEPOSITS:

Section 1.            Contracts:

                      The Board of Directors or Executive Committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2.            Loans:

                      No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless otherwise authorized by resolution of the Board of Directors or the Executive Committee. Such authority may be general or confined to specific instances.

Section 3.            Checks And Drafts:

                      All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation in such manner as shall from time to time be determined by the Board of Directors or the Executive Committee.

Section 4.            Deposits:

                      All funds of the Corporation not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

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                                   ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER:

Section 1.            Certificates For Shares:

                      Certificates representing shares of the Corporation shall be issued in such form as the Board of Directors shall determine to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

Section 2.            Transfer of Shares:

                      Transfer of shares shall be made on the stock transfer books of the Corporation only upon the surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative.

                      All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 3.            Closing Transfer Books And Fixing Record Date:

                      For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or, in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books may be closed for a stated period, but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

                      In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action requiring such determination of shareholders is to be taken.

                      If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the


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                      resolution is adopted, as the case may be, shall be the
                      record date for such determination of shareholders.

Section 4.            Lost Certificates:

                      The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed upon receipt of an affidavit of such fact from the person claiming such loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such bond.


                                  ARTICLE VIII

GENERAL PROVISIONS:

Section 1.            Dividends:

                      The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law or by its charter.

Section 2.            Waiver of Notice:

                      Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or bylaws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 3.            Indemnification:

                      Any person who at any time serves or has served as a director, officer, employee or agent of the Corporation or in such capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.



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                      The Board of Directors of the Corporation shall take all
                      such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the Corporation.

                      Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

Section 4.            Fiscal Year:

                      Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

Section 5.            Amendments:

                      Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

                      The Board of Directors shall have no power to adopt a bylaw:

                      (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;

                      (2) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee;

                      (3)           increasing or decreasing the number of
                                    directors;

                      (4) classifying and staggering the election of directors;


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                      No bylaws adopted or amended by the shareholders shall be
                      altered or repealed by the Board of Directors, except to the extent that such bylaw expressly authorizes its amendment or repeal by the Board of Directors.

BYLAWS OF METRO RADIOLOGY MANAGEMENT SERVICES, INC.

ADOPTED AS OF APRIL 28, 1989

ATTEST:                 /s/
       ----------------------------------------
       (Secretary of Organizational Meeting)

sh:JWA

METRObyl


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